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                                               Exhibit j(iii)(b) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K




INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 2-67655 on Form N-1A of Liquid Cash Trust, Inc. of our report dated May 19, 2000 relating to the financial statements of Liquid Cash Trust appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.



/S/ DELOITTE &AMP; TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts
May 25, 2000

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